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                                  Exhibit 12

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                Years Ended December 31,
                                                            ---------------------------------------------------------------
                                                                 1995         1994        1993        1992        1991
                                                            ------------  -----------  ----------   ----------  -----------
                                                                                 (Dollars in thousands)
(A) Excluding interest on deposits:
Earnings
    Income before income taxes                              $  370,242    $ 343,229    $ 292,523    $ 271,163    $ 241,167
                                                            ----------    ---------    ---------    ---------    ---------
    Fixed charges                                              494,678      266,985      183,814      189,369      184,630
                                                            ----------    ---------    ---------    ---------    ---------
          Earnings as adjusted                              $  864,920    $ 610,214    $ 476,337    $ 460,532    $ 425,797
                                                            ==========    =========    =========    =========    =========
Income before income taxes:
    Pretax income from continuing
      operations as reported                                $  366,490    $ 340,134    $ 291,091    $ 270,821    $ 241,130
    Share of pretax income (loss) of 50%
      owned subsidiary not included in
      above                                                      3,752        3,095        1,432          342           37
                                                            ----------    ---------    ---------    ---------    ---------
          Net income as adjusted                            $  370,242    $ 343,229    $ 292,523    $ 271,163    $ 241,167
                                                            ==========    =========    =========    =========    =========
Fixed charges:
    Interest on other borrowings                            $  482,613    $ 254,780    $ 170,176    $ 172,397    $ 167,714
    Interest on long-term  debt including
      amortization of debt issue costs                           8.525        8,625       10,022       13,324        3,540
Portion of rents representative of the interest
     factor in long term lease                                   3.540        3,580        3,616        3,648        3,678
                                                            ----------    ---------    ---------    ---------    ---------
          Fixed charges                                     $  494,678    $ 266,985    $ 183,814    $ 189,369    $ 184,630
                                                            ==========    =========    =========    =========    =========
Ratio of earnings to fixed charges                                1.75x        2.29x        2.59x        2.43x        2.31x

(B) Including interest on deposits:
Adjusted earnings from (A) above                            $  864,920    $ 610,214    $ 476,337    $ 460,532    $ 425,797
Add interest on deposits                                       416,047      280,687      213,890      263,927      306,642
                                                            ----------    ---------    ---------    ---------    ---------
          Earnings as adjusted                              $1,280,967    $ 890,901    $ 690,227    $ 724,459    $ 732,439
                                                            ==========    =========    =========    =========    =========
Fixed charges:
    Fixed charges from (A) above                            $  494,678    $ 266,985    $ 183,814    $ 189,369    $ 184,630
    Interest on deposits                                       416,047      280,687      213,890      263,927      306,642
                                                            ----------    ---------    ---------    ---------    ---------
                 Adjusted fixed charges                     $  910,725    $ 547,672    $ 397,704    $ 453,296    $ 491,272
                                                            ==========    =========    =========    =========    =========
    Adjusted earnings to adjusted fixed charges                   1.41x        1.63x        1.74x        1.60x        1.49x
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